Exhibit 99.8

GETCO Holding Company, LLC

SPECIAL MEETING OF VOTING MEMBERS

Date: [    ], 2013

Time: [    ] [a.m./p.m.] Central time

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The unitholder of record hereby appoints John McCarthy and Alex Sadowski, or either of them, with full powers of substitution, as Proxy for the unitholder, to attend the Special Meeting of the Members of GETCO Holding Company, LLC (the “Company”), to be held at GETCO’s [Headquarters located at 350 N. Orleans Street, Chicago, IL on [ ], 2013 at [ ] a.m./p.m., Central time, and any adjournments thereof, and to vote all units of the Company that the unitholder is entitled to vote upon each of the matters referred to in this Proxy.

This Proxy, when properly executed, will be voted in the manner directed herein by the unitholder of record. If no direction is made, this Proxy will be voted FOR all Proposals.

PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED

POSTAGE-PAID ENVELOPE

(Continued, and to be marked, dated and signed, on the other side)

¸                 FOLD AND DETACH HERE                ¸

GETCO Holding Company, LLC — SPECIAL MEETING

YOUR VOTE IS IMPORTANT!

You can vote in one of two ways:

1.	Attend the Special Meeting either in person or by telephone (dial in number to be distributed at a later date). If you attend the Special Meeting, you do not need to mail back this proxy card.

or

2.	Mark, sign and date this proxy card and return it promptly in the enclosed envelope.

PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS

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☒ PLEASE MARK VOTES AS IN THIS EXAMPLE	GETCO Holding Company, LLC Special Meeting of Voting Members DATE: [ ], 2013

	For	Against	Abstain

1. Proposal to approve and adopt the Amended and Restated Agreement and Plan of Merger, dated as of December 19, 2012 and as amended and restated on April 15, 2013, by and among Knight Capital Group, Inc., GETCO Holding Company, LLC, GA-GTCO, LLC, Knight Holdco, Inc. (now KCG Holdings, Inc.), Knight Acquisition Corp, GETCO Acquisition, LLC and GA-GTCO Acquisition, LLC as it may be further amended from time to time (the “Agreement and Plan of Merger”) and the transactions contemplated thereby.	☐	☐	☐

2. Proposal to approve the adjournment or postponement of the special meeting to a later date, if necessary or appropriate, to solicit additional proxies in favor of the approval of the Agreement and Plan of Merger.	☐	☐	☐

The Board of Directors recommends a vote “FOR” proposals 1 and 2 listed above.

Mark here if you plan to attend the meeting

Mark here for address change and note change

Note: Please sign exactly as your name appears on this Proxy. If signing for estates, trusts, corporations or partnerships, title or capacity should be stated. If units are held jointly, each holder should sign.

Please be sure to date and sign		Date

this proxy card in the box below.

Sign above

x	y